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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 1999 except as to the pooling of interests with SEEQ Technology Inc. which is as of June 22, 1999, which appears on page 60 of LSI Logic Corporation's Annual Report on 10-K/A for the year ended December 31, 1998 and the related financial statement schedules therein, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 28, 1999